Exhibit 99.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form 10 of our report dated March 15, 2012 included in Amendment No. 3 to Tronox Incorporated’s Registration Statement on Form S-4 (No. 333-178835) dated April 23, 2012 relating to the combined financial statements of Exxaro Mineral Sands Operations.

/s/ PricewaterhouseCoopers Incorporated
PricewaterhouseCoopers Incorporated Johannesburg, South Africa April 20, 2012